Exhibit 99.2

Case 1:12-cv-01036-SLR-SRF Document 306 Filed 08/03/15 Page 1 of 1 PageID #: 13348

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

BUTAMAX™ ADVANCED BIOFUELS	)
LLC	)
)
Plaintiff,	)
)
v.	)	Civ. Nos.	12-1036-SLR
	)		12-1200-SLR
GEVO, INC.,	)		12-1300-SLR
)
Defendant.	)
)

ORDER

At Wilmington this 3rd day of August, 2015, consistent with the memorandum opinion issued this same date;

IT IS ORDERED that:

1. Gevo’s motion for summary judgment of invalidity (D.I. 245)22 is granted in part.

2. Butamax’s motion for summary judgment of infringement of the patents-in-suit (D.I. 240)23 is denied.

3. Gevo’s cross motion for summary judgment of non-infringement of claim 3 of the ‘889 patent and no willful infringement (D.l. 268)24 is granted.

United States District Judge

[22]	Civ. No. 12-1200, D.I. 224; Civ. No. 12-1300, D.I. 224.
[23]	Civ. No. 12-1200, D.I. 222; Civ. No. 12-1300, D.I. 221.
[24]	Civ. No. 12-1200, D.I. 250; Civ. No. 12-1300, D.I. 249.